EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (No. 333-70710) of Harsco Corporation of our report dated June 18, 2014 relating to the financial statements of Harsco Corporation Savings Plan, which appears in this Form 11-K.

/s/PricewaterhouseCoopers

Philadelphia, Pennsylvania
June 24, 2015